EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Stacy Feit
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY TO WEBCAST

THIRD QUARTER FISCAL 2017 EARNINGS CONFERENCE CALL

ON NOVEMBER 1, 2017

Calabasas Hills, Calif., — October 5, 2017 — The Cheesecake Factory Incorporated (NASDAQ: CAKE) today announced it will release third quarter fiscal 2017 financial results after market close on Wednesday, November 1, 2017. The Company will hold a conference call to discuss its results on the same day beginning at 2:00 p.m. Pacific Time. The conference call will be webcast and can be accessed on the Company’s website, investors.thecheesecakefactory.com. A replay of the webcast will be available on the Company’s website through November 31, 2017.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale casual dining segment in 1978 with the introduction of its namesake concept. The Company, through its subsidiaries, owns and operates 208 full-service, casual dining restaurants throughout the U.S.A., including Puerto Rico, comprised of 194 restaurants under The Cheesecake Factory® mark; 13 restaurants under the Grand Lux Cafe® mark; and one restaurant under the Rock Sugar Pan Asian Kitchen® mark (rebranding to RockSugar Southeast Asian Kitchen®). Internationally, 17 The Cheesecake Factory® restaurants operate under licensing agreements. The Company’s bakery division operates two bakery production facilities, in Calabasas Hills, CA and Rocky Mount, NC, that produce quality cheesecakes and other baked products for its restaurants, international licensees and third-party bakery customers. In 2017, the Company was named to the FORTUNE Magazine “100 Best Companies to Work For®” list for the fourth consecutive year. To learn more about the Company, visit www.thecheesecakefactory.com.

FORTUNE and FORTUNE 100 Best Companies to Work For® are registered trademarks of Time Inc. and are used under license. From FORTUNE Magazine, March 15, 2017 ©2017 Time Inc. Used under license. FORTUNE and Time Inc. are not affiliated with, and do not endorse products or services of, The Cheesecake Factory Incorporated.

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The Cheesecake Factory Incorporated

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100